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                                                                 Exhibit 14(a)


                         CONSENT OF PRICE WATERHOUSE LLP



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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference into the Prospectus/Proxy Statement (the "Prospectus/Proxy") constituting part of this Registration Statement on Form N-14 (the "Registration Statement") of GE Funds of our report dated November 12, 1996 on the financial statements and financial highlights appearing in the September 30, 1996 Annual Report to Shareholders of GE Funds, which is also incorporated by reference into the Registration Statement.

We also consent to the reference to our Firm under the heading "Financial Statements and Experts" in the Prospectus/Proxy.



/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

Boston, Massachusetts 02110
June 5, 1997